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                                                                   EXHIBIT 23.3




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Sepracor Inc.'s registration statement on Form S-3/Amendment No. 1 of our report dated January 27, 1998 (except for the matter discussed in Note Q as to which the date is March 26, 1998) included in BioSepra Inc. and subsidiaries Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                                /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
June 15, 1998